Exhibit 10(v)

                                 SUNGROUP, INC.
                              EMPLOYMENT AGREEMENT
                                JAMES A. HOETGER

         This Employment Agreement (the "Agreement") is made and entered into as of the 9th day of September, 1997 by and between SunGroup, Inc., a Tennessee Corporation (the "Company") and JAMES A. HOETGER (a/k/a Jim Hoetger), a resident of Sarasota, Florida (the "Employee").

                                   WITNESSETH

         WHEREAS, Company desires to engage Employee to be a key person in the operation of the Company at it's corporate office: 2201 Cantu Court, Suite 102A, Sarasota, Florida 34232-6254.

         WHEREAS, Employee has made many important contributions to the Company and to the industry as a whole; and

         WHEREAS, the parties hereto desire to set forth in this Agreement the terms, duties and compensation of Employee for the services to be performed by Employee pursuant to this Agreement.

         NOW, THEREFORE, for and in consideration of the premises, the mutual covenants and agreements set forth herein, the parties hereto do hereby agree as follows:

         1. Employment and Term. Company does hereby employ Employee and Employee does hereby agree to enter into the employment of Company for the compensation provided under the terms and conditions hereinafter set forth. The term of this Agreement shall commence on September 18, 1997 (the "Commencement Date") and shall continue for a term ending on the first to occur of the death of the Employee, or December 31, 1999, unless continued by written agreement of both parties or terminated as set forth herein. Company and Employee both concur that this contract should be extended by January 31, 2000, if both parties want to continue the employment relationship. Employee should take the responsibility to initiate contract extension discussions in 1999.

            Services. Employee is engaged by the Company to perform as Vice President for the Company and the duties of Employee in such capacity shall include, without limitation, being the Chief Financial Officer of the Company (sometimes herein referred to as the "Services").

            Compensation. For the rendering of the Services, Company shall pay Employee as follows: see "Exhibit A", attached hereto and made part hereof this Employment Agreement.

            Scope of Service and Supervision. The Employee shall devote a substantial amount of time, attention and energies to the performance of the Services. The performance of the Services shall be under the authority of the President of the Company or such other person(s) as the President of the Company shall designate to exercise supervisory control over Employee's performance of Services. It is imperative that Employee deliver a commitment of extra hours and focused attention to the Company's needs.

            Information Confidential. Employee shall not divulge, disclose or communicate, either verbally or in writing, directly or indirectly, to any other person or persons, firm or

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            corporation, and shall not make use of, either directly or indirectly, the client lists, financial and cost information, brochures, contracts, and agreements, personnel information, special methods, general methods or other business secrets of Company, the same being deemed, as between the parties hereto, to be important, material and confidential and to affect the effective and successful conduct of the business of Company and its goodwill. Further, Employee shall not make known or divulge any information acquired from Company, either directly or indirectly, to any person or persons or firms or corporations in competition with or contemplated competition with Company.

            Termination by Company for Cause or Due to Death or Disability. If the Employee is unable to perform the Services, due to disability or otherwise, for a period of ten (10) consecutive days, or for fifteen
            (15) days in any period of twelve (12) consecutive months, or if the Employee violates any of his obligations herein, or if the Employee fails to perform Services in a prompt, workmanlike manner, then, in any such event, the employment thereunder may be terminated by the Company, at its option at any time by written notice to the Employee. If the employment is terminated pursuant to this paragraph, such termination shall become effective on the date specified in the notice of termination.

                  If termination pursuant to this paragraph is for any cause other than disability, thereafter the Employee shall be entitled to no further compensation or benefits from Company, and the Employee shall be entitled only to that amount of Base Salary which is due and payable for the period from the last payment of an installment to the date of termination.

                  If employment is terminated pursuant to this paragraph due to disability, or it terminated upon death of the Employee, thereafter Employee, his personal representatives, successors and assigns shall be entitled to any vested rights the Employee may have under any insurance or benefit plan from Company.

                  The Employee may, by written notice to the Secretary of Company, designated any persons to be the beneficiary or beneficiaries of all, or any portion, of the payments prescribed by this Agreement to be made by the Company after his death, and in the absence of any such designation, any such payments shall be made to his estate.

              Assignment. Neither the rights nor obligations under this Agreement may be assigned by any party, except that it shall be binding upon and inure to the benefit of any successor of the Company in the ownership or operation of the Company, whether by merger, sale of assets, reorganization or otherwise. Any new owner of the Company must accept and honor this Agreement and Employee agrees that this Agreement is automatically assigned to any new owner of the Company without any consent or approval needed from Employee.

              Notices. Any notice expressly provided for under this Agreement shall be in writing, shall be given either manually or by mail, telegram, radiogram or cable, and shall be deemed sufficiently given when actually received by the party to be notified or when mailed, if mailed by certified or registered mail, postage prepaid, addressed to such party as his address set forth below. Either party may, by notice to the other party given in the manner provided for herein, change his address for receiving such notices.

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                  a)  If to Company, to:
                           SunGroup, Inc.
                           2201 Cantu Court, Suite 102 A
                           Sarasota, Florida  34232-6254
                           Attention:    John W. Biddinger, President
                  b)  If to the Employee, to:
                           James A. Hoetger
                           8351 Eagle Crossing
                           Sarasota, Florida  34241

              Governing Law. This Agreement shall be executed, construed and performed in accordance with the laws of the State of Florida.

              Entire Agreement. This Agreement constitutes the entire agreement between the parties in connection with the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings in connection with such subject matter. No covenant or condition not expressed in this Agreement shall affect or be effective to interpret, change or restrict this Agreement. No change, termination or attempted waiver of any of the provisions of this Agreement shall be binding unless in writing signed by the Employee and on behalf of the Company by an officer other than Employee, thereunto duly authorized by the Company's Board of Directors. No modification, waiver, termination, rescission, discharge or cancellation of this Agreement and no waiver of any provision or default under this Agreement shall affect the right of any party to enforce any other provision or to exercise any right or remedy in the event of any other default.

              Severability. If any term or provision of this Agreement, shall be invalid or unenforceable to any extent or application, then the remainder of this Agreement shall be valid and enforceable to the fullest extent and the broadest application permitted by law. All of the terms and provisions of this Agreement shall survive the termination of the period that Employee is employed by the Employer, whether such termination is voluntary or involuntary, or initiated by Employee or the Employer.

              Waiver of Breach. The waiver by either party of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by the other party.

              Headings. The sections, subjects and headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

              Employee Advancement. Employee and Company want to look forward to a long relationship and the building of a material appreciation for each other's contributions and plans. Company advancement opportunities are based on superior performance and the Employee's record-to-date at the Company is favorable and positive. Employee is encouraged to build upon this record. Employee will be measured by department leadership, overall Station performance and the individual contributions of Employee.

              Counterparts. This Agreement may be executed in multiple counterparts, none of which must be signed by all of the parties hereto, but all of which together shall constitute one document.

         IN WITNESS WHEREOF, the Employee has executed this Agreement, and the

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Company has caused this Agreement to be executed on behalf of the Company by its officer thereunto duly authorized all as of the date first above written.

SUNGROUP, INC.                       &           THE EMPLOYEE

By: /s/John W. Biddinger, President     By: /s/ James A. Hoetger, Vice President
                                            & Chief Financial Officer

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                                  "EXHIBIT A"


BASE SALARY:
         1998:             $75,000 per year
         1999:             $80,000 per year

INCENTIVE COMPENSATION:
Bonuses based on merit and performance. Amounts to be determined by the President of the Company.

BENEFITS:
Employee will be eligible to participate in Company insurance and other benefit plans, as any other employee, as benefit plans may be offered. Employee will be reimbursed for all reasonable and necessary business expenses incurred on behalf of the Company.